CERTIFICATION

Adam D. Checchi, President of CCA Investments Trust (the “Registrant”), each certifies to the best of his or her knowledge that:

1.  The Registrant’s periodic report on Form N-CSR for the  period ended May 31, 2013, fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.  The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

CCA Investments Trust

/s/ Adam D. Checchi

Adam D. Checchi

Date:  August 11, 2014

A signed original of this written statements required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CCA Investments Trust and will be retained by CCA Investments Trust and furnished to the Securities and Exchange Commission or its staff upon request.